                                                                    EXHIBIT 10.1


                     SEVERANCE AND REIMBURSEMENT AGREEMENT

     This Agreement, entered into as of September 12, 1997, is between PageMart Wireless, Inc., a Delaware corporation (the "Employer"), and N. Ross Buckenham (the "Employee").

     The Employer has offered Employee the position of President, and has requested Employee to move his residence to Dallas, Texas. Employee is willing to accept such position and move his residence upon the terms and conditions set forth in this Agreement.

     THEREFORE, the parties hereby agree as follows:

     1. SEVERANCE. If the Employer's employment of Employee terminates for any reason other than an Excluded Reason (as defined below) or the death or disability of Employee, then the Employer will pay Employee an amount equal to one-half of his annual base salary in effect at the date of termination. Such amount shall be paid within 10 days after the date of termination of employment and shall be subject to withholding taxes to the extent required by law.

     2. REIMBURSEMENT. If the Employer's employment of Employee terminates for any reason other than an Excluded Reason (as defined below), and if Employee moves his principal residence to another location outside of Texas within two years after the date of termination of employment, then the Employer will pay the Employee $100,000 to compensate the Employee for the expenses of moving his principal residence. Such amount shall be paid within 10 days after Employee provides the Employer with evidence that he has moved his principal residence and shall be subject to withholding taxes to the extent required by law.

     3.   EXCLUDED REASONS. As used in this Agreement:

          (a)  The term "Excluded Reason" means the following:

               (i) The retirement, resignation or other voluntary termination of employment by the Employee for any reason other than a Good Reason (as defined below); or

               (ii) The termination of employment by Employer due to conduct by
                    Employee constituting (i) fraud; (ii) misappropriation of the Employer's property; (iii) an act of moral turpitude; or
                    (iv) a willful violation of any law, rule or regulation or causing the Employer to willfully violate any law, rule or regulation.

          (b) The term "Good Reason" means that Employee is required to accept a decrease in his base salary or a demotion to a position that is subordinate to the position of President. To qualify as a termination of employment for Good Reason, Employee must deliver to the Employer written notice of termination for Good Reason within 30 days after the event constituting Good Reason, in which event his employment will terminate 10 days after the date of the notice.

     4. Conditions. The Employer's obligation to pay Employee the amounts set forth in Sections 1 and 2 of this Agreement are subject to the Employer's receipt of a general release of claims against the Employer executed by Employee in a form satisfactory to the Employer. The time of payment in each case shall be extended, if necessary, to the date on which such release cannot be terminated or revoked by the Employee pursuant to the terms of such release or applicable law.

     5. Effective Date and term. This Agreement shall become effective after Employee has moved his principal residence to Dallas, Texas, and shall terminate on the fifth anniversary of the date hereof.

     6. Miscellaneous. This Agreement is not intended to be an employment agreement providing for any express or implied term of employment. This Agreement represents the entire agreement between the parties with respect to the subject matter hereof, and all prior agreements between the parties relating to that subject matter are superceded. No modification or amendment of this Agreement shall be valid and binding, unless it is in writing and signed by the party against whom enforcement is sought. The waiver of any provision of this Agreement shall be effective only if in writing and signed by the party against whom enforcement is sought, and then only in the specific instance and for the particular purpose for which it was given. This Agreement shall be binding upon the Employee and his heirs and personal representatives, and upon the Employer and it's successors and assigns. Neither this Agreement, nor any rights and obligations created under it, may be assigned by the Employee without the prior written consent of the Employer. This Agreement shall be construed in accordance with, and governed by, the laws of the State of Texas.


Severance and Reimbursement Agreement                                     Page 2

Executed as of the date first written above.

                                                /s/ N. ROSS BUCKENHAM
                                                ------------------------------
                                                N. Ross Buckenham


                                                PAGEMART WIRELESS, INC.


                                                By: /s/ JOHN D. BELETIC
                                                    ---------------------------
                                                    Title: President & CEO




Severance and Reimbursement Agreement                                    Page 3